Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 4, 2006 relating to the financial statements, of Santa Lucia Bank, which appears in Santa Lucia Bank’s Annual Report on Form 10-KSB, filed with the Board of Governors of the Federal Reserve for the year ended December 31, 2005.

/s/ Vavrinek, Trine, Day & Co., LLP

Vavrinek, Trine, Day & Co., LLP
Laguna Hills, CA
October 13, 2006